EXHIBIT 4.2


This Warrant Agreement is made and entered into by and between LeBlanc & Associates,Inc. a Florida corporation, (the "Issuer") and Zodiac Capital Corp., (hereinafter referred to as the "Holder").

         WHEREAS, the Holder has, loaned the Issuer certain monies pursuant to the terms and conditions of a convertible promissory note (the "Note"); and

         WHEREAS, the Issuer has granted to Holder certain rights to purchase the Issuer's common stock subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Holder to the Issuer of TWENTY- FIVE ($25.00) DOLLARS, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1.       Grant
         -----

         Subject to the Holder's exercise of the Holder's conversion privilege as set forth in the Note, the Holder is hereby granted the right to purchase, at any time from the date Holder exercises the convertibility feature of the Note and for a period of two years thereafter, Holder shall have the right to purchase an equal number of shares of the Issuer's common stock for which the Holder has converted under the Note up to an aggregate of 220,000 shares of Common Stock at an exercise price per share of $0.05. Neither the number of shares subject to this warrant nor the exercise price thereof shall be adjusted in case of any reorganization or recapitalization of the Issuer.

2.       Exercise of Warrant.
         --------------------

(a) The Warrants are exercisable at the price of $0.05 per share of Common Stock hereof payable by certified or official bank check.

(b) Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased, at the Issuer's principal office the registered Holder (which for purposes of this Agreement will refer to both the person identified in the introductory paragraph as the "Holder" and all of the Holder's successors in interest with reference to this Warrant Agreement) shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

(c) The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common


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         Stock underlying the Warrants).

(d) Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby.

(e) In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Issuer shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock.

3.       Issuance of Certificates.
         -------------------------

(a) Upon the exercise of the Warrant the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitations any tax which may be payable in respect of the issuance thereof and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

(b) The Warrant Certificates and the certificates representing the shares of Common Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Issuer by the manual or facsimile signature of t its president.

4.       Restriction On Transfer of Warrants.
         -----------------------------------

(a) The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section (please check appropriate Section:

         [_] 4(2) of the Securities Act, based on the representations of the Holder that it is not engaged in a distribution of the Issuer's securities, as such concept is defined for purposes of the Securities Act;

         [x] 4(6) of the Securities Act, based on the representations of the Holder that it qualifies as an "accredited investor" as such term is defined in Section 501 of Regulation D promulgated by the United States Securities and Exchange


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                  Commission (the "Commission") under authority of the
                  Securities Act and the Exchange Act.

(b) Because the Warrants have not been registered under the Securities Act, they may not be sold, transferred, hypothecated or exchanged, except after registration under the Securities Act or pursuant to an exemption from such registration requirements, demonstrated to the satisfaction of the Issuer's legal counsel, based on a legal opinion from legal counsel to the Holder and such other matters as the Issuer's legal counsel may reasonably request.

(c) Because the shares of common stock underlying the Warrants have not been registered under the Securities Act, upon issuance, they may not be sold, transferred, hypothecated or exchanged, except after registration under the Securities Act or pursuant to an exemption from such registration requirements, demonstrated to the satisfaction of the Issuer's legal counsel, based on a legal opinion from legal counsel to the Holder and such other matters as the Issuer's legal counsel may reasonably request, shall be legended to reflect such facts and the Issuer's transfer agent shall note such fact on the Issuer's transfer records and shall take steps reasonably necessary to promote compliance therewith.

5.       Exercise Price.
         ---------------

         ss.5.1  Exercise Price.
                ---------------

(a) The exercise price of each Warrant shall be $0.05 per share of Common Stock and is not subject to adjustment..

(b) Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Common Stock underlying the Warrants") shall bear a legend providing substantially as follows: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act') for public resale, and may not be offered or sold except pursuant to
         (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion from the Holder's legal counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available."

6.       Exchange and Replacement of Warrant Certificates
         ------------------------------------------------

(a) Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Issuer, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.


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(b)      Upon by the Issuer of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants if mutilated, the Issuer will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

7.       Elimination of Fractional Interests.
         ------------------------------------

         The Issuer shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

8.       Reservation and Listing of Securities.
         --------------------------------------

(a) The Issuer shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities properties or rights as shall be issuable upon the exercise thereof.

(b) The Issuer covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and over securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

9.       Notice to Warrant Holders.
         --------------------------

(a) Nothing contained in this Agreement shall be consented as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other manner, or as having any rights whatsoever as a stockholder of the Issuer.

10.      Notices.
         --------

         All motions, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed registered or certified mail, return receipt requested:

(a) If to the Holder, at the last address reflected in the securities registry books of the Issuer, or

(b)      If to the Issuer, to the Issuer's principal place of business.


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11.      Supplements and Amendments.
         ---------------------------

(a) Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto.

(b) Any waiver, permit, consent or approval of kind or character on the part of each Company or the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only in the extent specifically set forth in such writing.

12.      Successors.
         -----------

         All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Issuer, the Holder and their respective successors and assigns hereunder.

13.      Governing Law; Submission to Jurisdiction.
         ------------------------------------------

(a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all the purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

(b) The Issuer and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United Slates of America for the Southern District of Florida located in Palm Beach County, Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

(c) The Issuer, and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

(d) Any such process or summons to be served upon any of the Issuer and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid.

(e) Such mailing shall deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

(f) The Issuer and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.



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14.      Entire Agreement  Modification.
         -------------------------------

         This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

15.      Severability.
         ------------

         If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

16.      Captions.
         --------

         The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

17.      Benefits of this Agreement.
         ---------------------------

         Nothing in this Agreement shall be construed to give to any person or corporation over than the Issuer and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive 'benefit of the Issuer and the Holder.

18.      Counterparts.
         -------------

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and, such counterparts shall together constitute but one and the same instrument.

         The Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered



         In Our Presence                     LEBLANC & ASSOCIATES, INC..

----------------------------

----------------------------                 By:  /s/ Clarence LeBlanc
                                                  ------------------------------
                                                  Clarence LeBlanc, President

Dated:
       ---------------------
{Corporate Seal}
                                                  Zodiac Capital Corp.
----------------------------

-----------------------------                By:
                                                  ------------------------------
                                                                   , Holder

Dated:
        --------------------


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